Exhibit 99.1

Atara Biotherapeutics Announces Second Quarter Financial Results and Operational Progress

Tab-cel Prescription Drug User Fee Act (PDUFA) Target Action Date of January 10, 2026

Atara has transferred substantially all operational activities and associated costs related to tab-cel to Pierre Fabre Laboratories

Atara has resumed its evaluation of strategic options

Approval of BLA would unlock a $40 Million milestone payment from Pierre Fabre Laboratories, materially extending cash runway

THOUSAND OAKS, Calif.--(BUSINESS WIRE)-- Atara Biotherapeutics, Inc. (Nasdaq: ATRA), a leader in T-cell immunotherapy, leveraging its novel allogeneic Epstein-Barr virus (EBV) T-cell platform to develop transformative therapies for patients with cancer and autoimmune diseases, today reported financial results for the second quarter 2025 and business updates.

Tabelecleucel (tab-cel® or Ebvallo™) for Post-Transplant Lymphoproliferative Disease (PTLD)

The U.S. Food and Drug Administration (FDA) has accepted the filing of Atara’s Biologics License Application (BLA) for tabelecleucel (tab-cel®) indicated as monotherapy for treatment of adult and pediatric patients two years of age and older with Epstein-Barr virus positive post-transplant lymphoproliferative disease (EBV+ PTLD) who have received at least one prior therapy. There are no FDA approved therapies in this treatment setting.

The BLA has been granted Priority Review with a Class 2 Resubmission Prescription Drug User Fee Act (PDUFA) target action date of January 10, 2026.

In July, the Company completed transferring substantially all operational activities and associated costs related to tab-cel to Pierre Fabre Laboratories. The sponsorship of the BLA continues to be maintained by the Company.

Corporate Updates

Strategic Options Evaluation: In April 2025, the Company temporarily paused its review of strategic alternatives pending resubmission of the tab-cel BLA. The Company has resumed its evaluation of strategic options following the resubmission of the tab-cel BLA. These options may include, but are not limited to, an acquisition, merger, reverse merger, other business combinations, licensing, sale of assets, or other strategic transactions. It is possible that Atara may not pursue a strategic alternative or transaction or that any strategic alternative or transaction, if pursued, will not be completed on attractive terms, or that a strategic alternative or transaction may not ultimately be consummated.

Financial Update:

Second Quarter 2025 Financial Results:

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Cash, cash equivalents and short-term investments as of June 30, 2025, totaled $22.3 million, as compared to $13.8 million as of March 31, 2025
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Net cash used in operating activities was $7.4 million for the second quarter 2025, as compared to $10.6 million in the same period in 2024
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Total revenues were $17.6 million for the second quarter 2025, as compared to $28.6 million for the same period in 2024. Total revenues decreased by $11.0 million year-over-year, primarily due to the accelerated recognition of deferred revenue in the first quarter 2025 following the transition of manufacturing responsibilities to Pierre Fabre Laboratories. As a result, less deferred revenue remained available for recognition in the comparative period.
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Total costs and operating expenses include non-cash stock-based compensation, depreciation and amortization expenses of $3.0 million for the second quarter 2025, as compared to $7.7 million for the same period in 2024
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Research and development expenses were $7.3 million for the second quarter 2025, as compared to $33.3 million for the same period in 2024
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Research and development expenses include $0.7 million of non-cash stock-based compensation expenses for the second quarter 2025, as compared to $3.3 million for the same period in 2024
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General and administrative expenses were $6.5 million for the second quarter 2025, as compared to $8.9 million for the same period in 2024
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General and administrative expenses include $2.1 million of non-cash stock-based compensation expenses for the second quarter 2025, as compared to $3.0 million for the same period in 2024
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Atara reported net income of $2.4 million, or $0.20 basic earnings per share and $0.19 diluted earnings per share for the second quarter 2025. The net income position is due to the acceleration of revenue recognized following the transition of tab-cel development and safety responsibilities to Pierre Fabre Laboratories in July 2025

2025 Outlook and Cash Runway:

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Under its commercialization agreement with Pierre Fabre Medicament, Atara is eligible to receive a $40 million milestone payment upon FDA approval of the tab-cel BLA. In addition, Atara will be eligible to receive double-digit tiered royalties as a percentage of net sales and milestones related to commercial sales of EBVALLO.
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We anticipate the full-year 2025 operating expenses will decrease by at least 60% compared to 2024, driven by the transition of substantially all tab-cel activities and associated costs to Pierre Fabre Laboratories as well as the implementation of operational efficiencies in the first half of the year.
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Atara projects that cash, cash equivalents and short-term investments as of June 30, 2025, combined with the proceeds of the milestone payment upon tab-cel BLA approval under its commercialization agreement with Pierre Fabre Medicament, will provide significant cash runway and flexibility for the company to execute on its strategic priorities.

About Atara Biotherapeutics, Inc.

Atara is harnessing the natural power of the immune system to develop off-the-shelf cell therapies for difficult-to-treat cancers and autoimmune conditions that can be rapidly delivered to patients from inventory. With cutting-edge science and differentiated approach, Atara is the first company in the world to receive regulatory approval of an allogeneic T-cell immunotherapy. Our advanced and versatile T-cell platform does not require T-cell receptor or HLA gene editing and forms the basis of a diverse portfolio of investigational therapies that target EBV, the root cause of certain diseases. Atara is headquartered in Southern California. For more information, visit atarabio.com and follow @Atarabio on X and LinkedIn.

Forward-Looking Statements

This press release contains or may imply "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. For example, forward-looking statements include statements regarding: (1) the development, timing and progress of tab-cel, including the timing for FDA review of the resubmission of the BLA, the potential characteristics and benefits of tab-cel, and the results of, and prospects for, the global partnership with Pierre Fabre Medicament involving tab-cel, and the potential financial benefits to Atara as a result of the global partnership with Pierre Fabre Medicament, including the receipt, timing and amount of any payments to be received by Atara thereunder; (2) Atara’s cash runway, receipt of potential milestone payments, and estimated reduction in operating expenses; and (3) Atara’s evaluation of strategic alternatives and ability to consummate one or more strategic transactions. Because such statements deal with future events and are based on Atara’s current expectations, they are subject to various risks and uncertainties and actual results, performance or achievements of Atara could differ materially from those described in or implied by the statements in this press release.

These forward-looking statements are subject to risks and uncertainties, including, without limitation, risks and uncertainties associated with the costly and time-consuming pharmaceutical product development process and the uncertainty of clinical success; risks related to FDA’s review of the resubmitted BLA for tab-cel; our ability to access capital, and the sufficiency of Atara’s cash resources and access to additional capital on favorable terms or at all; the timing of the strategic review process; whether Atara will pursue any strategic alternatives; in the event Atara pursues a strategic alternative, that the strategic alternative may not be attractive or ultimately consummated; whether any strategic alternative will result in additional value for Atara and its stockholders; whether the process will have an adverse impact on Atara and other risks and uncertainties affecting Atara, including those discussed in Atara’s filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings and in the documents incorporated by reference therein. Except as otherwise required by law, Atara disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date hereof, whether as a result of new information, future events or circumstances or otherwise.

Financials

Atara Biotherapeutics, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	June 30,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$16,903	$25,030
Short-term investments	5,420	17,466
Restricted cash	—	146
Accounts receivable	—	1,482
Inventories	—	10,655
Other current assets	2,449	10,115
Total current assets	24,772	64,894
Property and equipment, net	176	1,294
Operating lease assets	11,027	39,807
Other assets	927	3,103
Total assets	$36,902	$109,098

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$1,762	$4,367
Accrued compensation	2,552	6,589
Accrued research and development expenses	971	7,984
Deferred revenue	1,607	95,092
Other current liabilities	7,671	20,542
Total current liabilities	14,563	134,574
Deferred revenue - long-term	—	—
Operating lease liabilities - long-term	15,426	29,914
Liability related to the sale of future revenues - long-term	40,222	38,624
Other long-term liabilities	1,732	3,269
Total liabilities	$71,943	$206,381

Stockholders’ (deficit) equity:
Common stock	1	1
Additional paid-in capital	1,979,114	1,957,261
Accumulated other comprehensive loss	—	8
Accumulated deficit	(2,014,156)	(2,054,553)
Total stockholders’ (deficit) equity	(35,041)	(97,283)
Total liabilities and stockholders’ (deficit) equity	$36,902	$109,098

Atara Biotherapeutics, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Commercialization revenue	$17,575	$28,640	$115,724	$55,997
Costs and operating expenses:
Cost of commercialization revenue	554	4,627	20,993	6,612
Research and development expenses	7,310	33,332	34,743	78,838
General and administrative expenses	6,514	8,912	17,989	20,025
Total costs and operating expenses	14,378	46,871	73,725	105,475
Income (loss) from operations	3,197	(18,231)	41,999	(49,478)
Interest and other income (expense), net	(807)	(818)	(1,599)	(1,299)
Loss before provision for income taxes	2,390	(19,049)	40,400	(50,777)
Provision for income taxes	3	—	3	24
Net income (loss)	$2,387	$(19,049)	$40,397	$(50,801)
Other comprehensive gain (loss):
Unrealized gain (loss) on available-for-sale securities	—	41	(8)	190
Comprehensive income (loss)	$2,387	$(19,008)	$40,389	$(50,611)

Basic net income (loss) per common share	$0.20	$(3.10)	$3.52	$(8.64)
Diluted net income (loss) per common share	$0.19	$(3.10)	$3.49	$(8.64)
Basic weighted-average shares outstanding	12,197	6,143	11,484	5,883
Diluted weighted-average shares outstanding	12,310	6,143	11,576	5,883

Investor and Media Relations
Amber Daugherty
Sr. Director, Strategy and Operations
adaugherty@atarabio.com